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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 7, 1998

                             Peoples Bancorp, Inc.
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            (Exact name of registrant as specified in its charter)
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
          Delaware                           0-22641                 To Be Applied For
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(State or other jurisdiction           (Commission File No.)          (I.R.S. Employer
    of incorporation)                                                Identification No.)
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Registrant's telephone number, including area code: (809) 644-3100
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 1(b).   Changes in Context of Registrant
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     On September 7, 1998, Peoples Bancorp, Inc. (the "Company") and Sovereign
Bancorp, Inc. ("Sovereign") entered into an Agreement and Plan of Merger (the
"Agreement") providing for, among other things, the merger (the "Merger") of the
Company with and into Sovereign, with Sovereign as the surviving entity.  As part of the Merger, Trenton Savings Bank FSB, a federally chartered savings bank and the Company's wholly-owned subsidiary (the "Bank") has entered into a Bank
Plan of Merger with Sovereign Bank, a federally chartered savings bank and
Sovereign's wholly-owned subsidiary, which provides for, among other things, the merger of the Bank with and into Sovereign Bank with Sovereign Bank as the surviving entity.

     Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share of the Company ("Company Common Stock"), immediately outstanding prior to the effective time (the "Effective Time") of the Merger shall automatically be converted into and become the right to receive .80 shares of common stock, no par value per share, of Sovereign ("Sovereign Common Stock"). Holders of Company Common Stock who would be entitled to receive fractional shares of Sovereign Common Stock will instead receive cash in an amount equal to such fraction of a share multiplied by the Sovereign Market Price (as defined in the Agreement) as of the Effective Date.

     In addition, in connection with the Agreement, the Company and Sovereign entered into a Stock Option Agreement pursuant to which the Company granted to Sovereign the option to purchase, under certain conditions, up to 7,225,000 shares of Company Common Stock at an exercise price of $8.50 per share, subject to adjustment as provided in the Stock Option Agreement. The option is exercisable only upon the occurrence of certain events that would jeopardize the completion of the Merger.

     The Merger Agreement and Stock Option Agreement are attached hereto as exhibits, and are incorporated herein by reference. The foregoing summaries of the Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits
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     The following Exhibits are filed as part of this report:

     Exhibit 2.1 Agreement and Plan of Merger Between Sovereign Bancorp, Inc. and Peoples Bancorp, Inc. dated as of September 7, 1998.

     Exhibit 2.2  Stock Option Agreement
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PEOPLES BANCORP, INC.


DATE: September 21, 1998       By:  \s\ Wendell T. Breithaupt
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                                   Wendell T. Breithaupt
                                   President and Chief Executive Officer
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                                 EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     Exhibit 2.1 Agreement and Plan of Merger Between Sovereign Bancorp, Inc. and Peoples Bancorp, Inc. dated as of September 7, 1998.

     Exhibit 2.2  Stock Option Agreement